UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 28, 2025, the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) notified LiveOne, Inc. (the “Company”) that the listing of the Company’s shares of common stock, $0.001 par value per share (the “common stock”), was not in compliance with Nasdaq Listing Rule 5550(a)(2) as a result of the bid price of the Company’s common stock having closed at less than $1.00 per share over the then previous 30 consecutive business days (the “Bid Price Rule”). On September 25, 2025, the Company received a delist determination letter from the Staff advising the Company that the Staff had determined that the Company did not regain compliance with the Bid Price Rule by the September 24, 2025 deadline, and that the Company was not eligible for a second 180 day extension period due to the Company not meeting the minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market. Accordingly, unless the Company requested an appeal of this determination by October 2, 2025, the Staff had determined that the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market.

As a result of effecting the Reverse Stock Split (as defined below) and timely filing the Appeal (as defined below), the Company fully expects to regain compliance with the Bid Price Rule and to continue to trade on The Nasdaq Capital Market under the symbol “LVO”.

On September 25, 2025, the Company timely appealed the Staff’s delisting determination (the “Appeal”) by submitting a hearing request to the Nasdaq Hearings Panel (the “Panel”), which request automatically stays the delisting of the Company’s common stock by the Staff at least until the hearing process concludes and any extension granted by the Panel expires. In the interim, the Company’s common stock will continue to trade on Nasdaq under the symbol “LVO” at least pending the ultimate conclusion of the hearing process.

As previously reported, the Company received approval from Nasdaq to effect a one-for-ten reverse stock split of the Company’s outstanding shares of common stock (the “Reverse Stock Split”). The Company effected the Reverse Stock Split in the market on September 26, 2025 and its common stock began trading on The Nasdaq Capital Market on a split-adjusted basis at the market open on such date.

At the Panel hearing, the Company intends to present a plan to regain compliance with the Bid Price Rule. The Panel may, in its discretion, determine that the Company has demonstrated compliance with the Bid Price Rule and/or grant the Company up to an additional 180-day compliance period to regain compliance and maintain its Nasdaq listing. There can be no assurance that the Company’s plan will be accepted by the Panel, that such appeal will be successful or that the Company will be able to regain compliance with the Bid Price Rule. In addition, there can be no assurance that in the future the Company will be able to maintain compliance with the Bid Price Rule and/or comply with the other applicable Nasdaq continued listing requirements and thereby be able to maintain the listing of its common stock on The Nasdaq Capital Market.

Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s ability to regain compliance with the Nasdaq continued listing standards constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to regain compliance with the Nasdaq continued listing standards. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, filed with the SEC on July 15, 2025, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 15, 2025, and in the Company’s other filings and submissions with the SEC. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: October 1, 2025	By:	/s/ Ryan Carhart
	Name:	Ryan Carhart
	Title:	Chief Financial Officer

2